                                                                   Exhibit 4(c)



================================================================================



                           QUAKER STATE CORPORATION
                                255 Elm Street
                         Oil City, Pennsylvania 16301





                     SECOND AMENDMENT TO NOTE AGREEMENTS



                        Dated as of September 30, 1994





          Re:    Note Agreements dated as of September 1, 1992
                                     and
                         $50,000,000 Principal Amount
                            of 8.73% Senior Notes
                            due September 30, 2002



================================================================================

                               TABLE OF CONTENTS

SECTION                          HEADING                            PAGE
Parties ..........................................................    1

SECTION 1.      AMENDMENTS .......................................    2

   Section 1.1.   Amendments of Section 5.9 ......................    2
   Section 1.2.   Amendment of Section 5.11(a) ...................    2
   Section 1.3.   Amendment of Section 5.13 ......................    3
   Section 1.4.   Amendment of Section 5.14 ......................    3
   Section 1.5.   Amendment of Section 6.1(c) ....................    3
   Section 1.6.   Amendment of Section 8.1 .......................    3

Section 2.      MISCELLANEOUS ....................................    5

   Section 2.1.   Requisite Approval .............................    5
   Section 2.2.   Counterparts ...................................    5
   Section 2.3.   Fees and Expenses ..............................    5
   Section 2.4.   No Legend Required .............................    5
   Section 2.5.   Governing Law ..................................    5
   Section 2.6.   Successors .....................................    5
   Section 2.7.   No Default or Event of Default .................    6

Signature Page ...................................................    6


ATTACHMENTS TO SECOND AMENDMENT TO NOTE AGREEMENTS:

Schedule  I--  Outstanding Principal Amount of Notes
Schedule II--  Description of Debt of Westland and Specialty Oil

                           QUAKER STATE CORPORATION
                                255 Elm Street
                         Oil City, Pennsylvania 16301


                     SECOND AMENDMENT TO NOTE AGREEMENTS


           Re:   Note Agreements dated as of September 1, 1992
                                     and
                         $50,000,000 Principal Amount
                            of 8.73% Senior Notes
                            due September 30, 2002
                            ----------------------


To the Purchaser Named in
 Schedule I which is a Signatory
 to this Agreement                                                  Dated as of
                                                             September 30, 1994


Ladies and Gentlemen:

     Reference is hereby made to the separate Note Agreements, each dated as of September 1, 1992 (the "Agreements") by and between Quaker State Corporation, a Delaware corporation (the "Company" ), and, respectively, Allstate Life Insurance Company, Nationwide Life Insurance Company, Employers Life Insurance Company of Wausau, American United Life Insurance Company, The Franklin Life Insurance Company, The Franklin United Life Insurance Company, The American Franklin Life Insurance Company and Jefferson-Pilot Life Insurance Company (collectively, the "Purchasers") under and pursuant to which $50,000,000 aggregate principal amount of the 8.73% Senior Notes due September 30, 2002 of the Company (the "Notes") were issued. Capitalized terms not otherwise defined herein shall have the respective meanings assigned thereto in the Agreements.

     The Company proposes to acquire, directly or indirectly, all of the capital stock of Westland Oil Company, Inc., a Louisiana corporation ("Westland Oil Company"), and Specialty Oil Company, Inc.-I, a Louisiana corporation, Specialty Oil Company, Inc.-II, an Arkansas corporation, Specialty Oil Company, Inc.-III, a Louisiana corporation, and Specialty Oil Company, Inc.-IV, a Louisiana corporation (collectively, "Specialty Oil Company" ) (such acquisition of the capital stock of Westland Oil Company and Specialty Oil Company is herein referred to as the "Acquisition"). The Company believes that the Acquisition would violate certain of the covenants of the Company set forth in the Agreements unless they are amended as set forth herein. Pursuant to
Section 7.1 of the Agreements, the holders of at least 66-2/3% of the outstanding principal amount of the Notes must consent to an amendment of the Agreements as set forth herein. As you are the owner and holder of outstanding Notes in the principal amount set opposite your name in Schedule I, the Company hereby requests that you accept each of the amendments as set

Quaker State Corporation                                       Second Amendment



forth below in the manner herein provided. Upon receipt of acceptance of the aforementioned amendments from the holders of at least 66-2/3% of the outstanding principal amount of the Notes, this instrument shall constitute a contract which amends and restates the Agreements in the respect, but only in the respect, hereinafter set forth:


SECTION 1.    AMENDMENTS.

    Section 1.1. Amendments of Section 5.9.

     (a) Amendment of Section 5.9(f). Section 5.9(f) of the Agreements is hereby amended by deleting the word "and" from the end thereof.

     (b) Amendment of Section 5.9(g). Section 5.9(g) of the Agreements is hereby amended by inserting immediately after the word "hereof" in the second line thereof the phrase "and clause (h) hereof" and by deleting the period at the end thereof and inserting in its place the following phrase: "; and".

     (c) Addition to Section 5.9. Section 5.9 of the Agreements is hereby amended by adding a new subsection (h) thereto to read in its entirety as follows:

         "(h) Liens on the assets of Westland Oil Company securing its Funded Debt or Current Debt under the Westland Credit Agreement and the Specialty Credit Agreement and, for any period prior to December 31, 1994, Liens on the assets of Specialty Oil Company securing its Funded Debt or Current Debt under the Specialty Credit Agreement."

    Section 1.2. Amendment of Section 5.11(a). Section 5.11(a) of the Agreements is hereby amended by deleting it in its entirety and inserting in its place the following:

         "(a) Investments by the Company and its Subsidiaries in and to:

         (i) Wholly-owned Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Wholly-owned Subsidiary;

         (ii) Donaldson Mine Company, Quaker State Minit-Lube, Inc., Truck-Lite Co., Inc., McQuik's Oilube, Inc., Valley Camp Inc., Kanawha and Hocking Coal and Coke Company and The Valley Camp Coal Company (so long as the Company or any Wholly-owned Subsidiary shall own not less than 100% of the Voting Stock of such Subsidiaries); or

         (iii) Westland Oil Company, Specialty Oil Company and the Specialty Oil Companies (so long as each such Subsidiary would be a Wholly-owned Subsidiary if its Indebtedness for borrowed money, as set forth on
     Schedule II to the Second Amendment to Note Agreements dated as of September 30, 1994 among the Company and the Purchasers, were not given effect);"

Quaker State Corporation                                       Second Amendment



     Section 1.3. Amendment of Section 5.13. Section 5.13 of the Agreements is hereby amended by deleting it in its entirety and inserting in its place the following:

           "Section 5.13. Guaranties. The Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except (i) Guaranties by the Company or any Subsidiary which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations of any Subsidiary incurred in compliance with the provisions of this Agreement, (ii) Guaranties of obligations of certain shareholders of Westland Oil Company and the Specialty Oil Companies as set forth in those certain Indemnification Agreements each dated as of September 30, 1994 and each by and among
        L. David Myatt, Dennis M. Myatt, Jr. and the Company entered into in connection with and in the form as in effect on the date of the Acquisition, and (iii) the Moon Realty Guaranties, except that, in the case of (ii) and (iii), the only amounts being guaranteed which are not limited to a stated maximum dollar exposure shall be those amounts relating to interest, legal fees, collection expenses, trade accounts payable, amounts payable to a bank lender as a result of any increase in the cost of making the loan or maintaining the loan agreement or due to the reduction in the amount of any payment receivable by the bank lender thereunder or due to a reduction in the rate of return on the capital of the bank lender, fees otherwise payable to the bank lender as a commitment fee, filing and recording fees, stamp taxes, and reimbursement to the bank lender for the expenses it incurred in making the loan."

     Section 1.4. Amendment of Section 5.14.

        (a) Amendment of Section 5.14(b). Section 5.14(b) of the Agreements is hereby amended by deleting the word "and" from the end thereof.

        (b) Amendment of Section 5.14(c). Section 5.14(c) of the Agreements is hereby amended by deleting the period at the end thereof and inserting in its place the phrase: "; and".

        (c) Addition to Section 5.14. Section 5.14 is hereby amended by adding a new Subsection (d) to read in its entirety as follows:

           "(d) any restriction contained in (i) the Specialty Credit
        Agreement; provided, however, that any such restriction set forth in the Specialty Credit Agreement shall only be permitted under the terms of this Section 5.14(d) during any period prior to December 31, 1994, and
        (ii) the Westland Credit Agreement."

        Section 1.5. Amendment of Section 6.1(c). Section 6.1(c) of the Agreements is hereby amended by deleting the phrase "Section 5.9(e) through
(g)" in the second line thereof and inserting in its place the phrase "Section 5.9(e) through (h)".

     Section 1.6. Amendment of Section 8.1. Section 8.1 of the Agreements is hereby amended by adding the following definitions in alphabetical order:

Quaker State Corporation                                       Second Amendment



         "'Acquisition' shall mean the acquisition by the Company or a Subsidiary of Westland Oil Company pursuant to that certain Stock Exchange Agreement dated as of August 3, 1994 by and among the Company and the shareholders of Westland Oil Company and the Specialty Oil Companies pursuant to that certain Agreement and Plan of Merger dated as of August 3, 1994 by and among the Company, SO Acquisition Corp., the Specialty Oil Companies and certain shareholders of the Specialty Oil Companies.

         'Moon Realty Guaranties' shall mean, those certain separate Commercial Guaranties each dated March 19, 1990 and entered into, respectively, by Specialty Oil Company, Inc.-I, Specialty Oil Company, Inc.-II and Westland Oil Company (collectively, the "Moon Guarantors") for the benefit of Hibernia National Bank pursuant to which the Moon Guarantors have guaranteed the obligations of Moon Realty, a Louisiana ordinary partnership, under one or more promissory notes in the amount of not more than $5,000,000 in the aggregate and all interest, costs, expenses and attorney's fees and other fees and charges relating thereto, and in the form as in effect on the date of the consummation of the Acquisition.

         'Specialty Credit Agreement' shall mean that certain Credit, Security and Guaranty Agreement dated on and as of June 25, 1993 by and among the Specialty Oil Companies (other than Specialty Oil Company, Inc. - IV), Westland Oil Company, L. D. Myatt, D. M. Myatt, Jr., Premier Bank, National Association, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch, and Commercial National Bank in Shreveport, as amended by (i) First Amendment of Credit, Security and Guaranty Agreement dated on and as of July 7, 1994 and (ii) Second Amendment of Credit, Security and Guaranty Agreement dated on and as of September 8, 1994, all in the form and as in effect on the date of the consummation of the Acquisition and pursuant to which the Speciaity Oil Companies may borrow an aggreate of not more than $17,000,000.

         'Specialty Oil Companies' shall mean, collectively, Specialty Oil Company, Inc.-I, a Louisiana corporation, Specialty Oil Company, Inc.-II, an Arkansas corporation. Specialty Oil Company, Inc.-III, a Louisiana corporation, and Specialty Oil Company, Inc.-IV, a Louisiana corporation.

         'Specialty Oil Company' shall mean Specialty Oil Company, Inc. (formerly known as SO Acquisition Corp.), a Delaware corporation and successor by merger to the Specialty Oil Companies.

        'Westland Credit Agreement' shall mean that certain Credit, Security and Guaranty Agreement dated on and as of September 8, 1994 by and among Westland Oil Company, L. D. Myatt, D. M. Myatt, Jr., Cooperatieve Centrale Raiffeisen- Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and Commercial National Bank in Shreveport, individually and as agent, in the form as in effect on the date of the consummation of the Acquisition and pursuant to which Westland Oil Company may borrow an aggregate of not more than $25,720,000 (not including the

Quaker State Corporation                                       Second Amendment



   guaranty thereunder by Westland Oil Company of the obligations of the Specialty Oil Companies under the Specialty Credit Agreement).

         'Westland Oil Company' shall mean Westland Oil Company, Inc., a Louisiana corporation."


SECTION 2.    MISCELLANEOUS.

    Section 2.1. Requisite Approval. If the foregoing is acceptable to you, please note your acceptance in the space provided below. Upon (i) the execution and delivery of this Second Amendment by the holders of at least 66-2/3% of the outstanding principal amount of the Notes and (ii) the consummation of the Acquisition, the Agreements shall be deemed to be amended as set forth above. Except as amended and restated herein, the terms and provisions of the Agreements and the Notes are hereby ratified, confirmed and approved in all respects.

    Section 2.2. Counterparts. This Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but altogether one and the same instrument.

    Section 2.3. Fees and Expenses. The Company agrees to pay all reasonable fees and expenses of you and your special counsel connected with the preparation of this Second Amendment.

    Section 2.4. No Legend Required. Any and all notices, requests, certificates and any other instruments, including the Notes, may refer to the Note Agreements or the Note Agreements dated as of September 1. 1992, without making specific reference to this Second Amendment, but nevertheless all such references shall be deemed to include this Second Amendment unless the context shall otherwise require.

    Section 2.5. Governing Law. This Second Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

    Section 2.6. Successors. This Second Amendment shall be binding upon and shall inure to the benefit of the Company and each holder of a Note and their respective successors and permitted assigns, including each successive holder or holders of each Note.

Quaker State Corporation                                       Second Amendment




    Section 2.7. No Default or Event of Default. By execution of this Second Amendment, the Company hereby represents to each of you that as of the date of delivery hereof, and premised upon the effectiveness hereof, no Default or Event of Default has occurred and is continuing under the Agreements, as amended by this Second Amendment.

                                QUAKER STATE CORPORATION


                                By  R. SCOTT KEEFER
                                  -----------------------------
                                    R. Scott Keefer
                                  Its Vice President

        The foregoing is hereby accepted and agreed to as of the date referred to on the cover page:


                                ALLSTATE LIFE INSURANCE COMPANY


                                By  GARY W. FRIDLEY
                                  -----------------------------
                                    Gary W. Fridley


                                By  BARRY S. PAUL
                                  -----------------------------
                                    Barry S. Paul
                                     Authorized Signatories


                                NATIONWIDE LIFE INSURANCE COMPANY


                                By
                                  -----------------------------
                                  Its


                                EMPLOYERS LIFE INSURANCE COMPANY OF
                                  WAUSAU


                                By
                                  -----------------------------
                                  Its


                                AMERICAN UNITED LIFE INSURANCE
                                  COMPANY


                                By
                                  -----------------------------
                                  Its

Quaker State Corporation                                       Second Amendment




    Section 2.7. No Default or Event of Default. By execution of this Second Amendment, the Company hereby represents to each of you that as of the date of delivery hereof, and premised upon the effectiveness hereof, no Default or Event of Default has occurred and is continuing under the Agreements, as amended by this Second Amendment.

                                QUAKER STATE CORPORATION


                                By  R. SCOTT KEEFER
                                  -----------------------------
                                    R. Scott Keefer
                                  Its Vice President

    The foregoing hereby accepted and agreed to as of the date referred to on the cover page:


                                ALLSTATE LIFE INSURANCE COMPANY


                                By
                                  -----------------------------


                                By
                                  -----------------------------
                                     Authorized Signatories


                                NATIONWIDE LIFE INSURANCE COMPANY


                                By  JEFFREY G. MILBURN
                                  -----------------------------
                                   Jeffrey G. Milburn
                                   Vice President
                                   Corporate Fixed-Income Securities


                                EMPLOYERS LIFE INSURANCE COMPANY OF
                                  WAUSAU


                                By  JEFFERY G. MILBURN
                                  -----------------------------
                                   Jeffery G. Milburn
                                   Attorney-in-fact


                                AMERICAN UNITED LIFE INSURANCE
                                  COMPANY


                                By
                                  -----------------------------
                                  Its

Quaker State Corporation                                       Second Amendment




    Section 2.7. No Default or Event of Default. By execution of this Second Amendment, the Company hereby represents to each of you that as of the date of delivery hereof, and premised upon the effectiveness hereof, no Default or Event of Default has occurred and is continuing under the Agreements, as amended by this Second Amendment.

                                QUAKER STATE CORPORATION


                                By  R. SCOTT KEEFER
                                  -----------------------------
                                    R. Scott Keefer
                                  Its Vice President

    The foregoing hereby accepted and agreed to as of the date referred to on the cover page:


                                ALLSTATE LIFE INSURANCE COMPANY


                                By
                                  -----------------------------


                                By
                                  -----------------------------
                                     Authorized Signatories


                                NATIONWIDE LIFE INSURANCE COMPANY


                                By
                                  -----------------------------
                                  Its


                                EMPLOYERS LIFE INSURANCE COMPANY OF
                                  WAUSAU


                                By
                                  -----------------------------
                                  Its


                                AMERICAN UNITED LIFE INSURANCE
                                  COMPANY


                                By  KENT R. ADAMS
                                  -----------------------------
                                   Kent R. Adams
                                   Vice President

Quaker State Corporation                      Second Amendment



                            THE FRANKLIN LIFE INSURANCE COMPANY


                            By  DANIEL C. LEIMBACH
                              --------------------------
                                Daniel C. Leimbach
                              Its Vice President



                            By  ELIZABETH E. ARTHUR
                              --------------------------
                                Elizabeth E. Arthur
                              Its Assistant Secretary


                            THE FRANKLIN UNITED LIFE INSURANCE
                              COMPANY


                            By  ROBERT G. SPENCER
                              --------------------------
                                Robert G. Spencer
                              Its Treasurer



                            By  ELIZABETH E. ARTHUR
                              --------------------------
                                Elizabeth E. Arthur
                              Its Assistant Secretary


                            THE AMERICAN FRANKLIN LIFE INSURANCE
                              COMPANY


                            By  DANIEL C. LEIMBACH
                              --------------------------
                                Daniel C. Leimbach
                              Its Vice President


                            By  ELIZABETH E. ARTHUR
                              --------------------------
                                Elizabeth E. Arthur
                              Its Assistant Secretary



                            JEFFERSON-PILOT LIFE INSURANCE
                              COMPANY


                            By
                              --------------------------
                              Its

Quaker State Corporation                        Second Agreement


                            THE FRANKLIN LIFE INSURANCE COMPANY


                            By
                              --------------------------
                              Its


                            By
                              --------------------------
                              Its


                            THE FRANKLIN UNITED LIFE INSURANCE
                              COMPANY


                            By
                              --------------------------
                              Its



                            By
                              --------------------------
                              Its


                            THE AMERICAN FRANKLIN LIFE INSURANCE
                              COMPANY


                            By
                              --------------------------
                              Its


                            By
                              --------------------------
                              Its



                            JEFFERSON-PILOT LIFE INSURANCE
                              COMPANY


                            By  ROBERT E. WHALEN II
                              --------------------------
                                Robert E. Whalen II
                              Its

          NAME AND ADDRESS                          PRINCIPAL AMOUNT OF
           OF PURCHASERS                            NOTES OWNED AND HELD
ALLSTATE LIFE INSURANCE COMPANY                         $21,000,000
Allstate Plaza West
3100 Sanders Road
Northbrook, Illinois 60062-6287

NATIONWIDE LIFE INSURANCE COMPANY                        $7,000,000
One Nationwide Plaza
Columbus, Ohio 43216

EMPLOYERS LIFE INSURANCE COMPANY                         $3,000,000
 OF WAUSAU
2000 Westwood Avenue
Wausau, Wisconsin 54401

AMERICAN UNITED LIFE INSURANCE                           $8,000,000
 COMPANY
One American Square
Post Office Box 368
Indianapolis, Indiana 46206-0368

THE FRANKLIN LIFE INSURANCE                              $4,900,000
 COMPANY
Franklin Square
Springfield, Illinois 62713

THE FRANKLIN UNITED LIFE INSURANCE                         $700,000
 COMPANY
591 Stewart Avenue
Garden City, New York 11530

THE AMERICAN FRANKLIN LIFE                                 $400,000
 INSURANCE COMPANY
Franklin Square
Springfield, Illinois 62713

JEFFERSON-PILOT LIFE INSURANCE                           $5,000,000
 COMPANY
Post Office Box 21008
100 North Greene
Greensboro, North Carolina 27420


                                  SCHEDULE I
                   (to Second Amendment to Note Agreements)

                   INDEBTEDNESS FOR BORROWED MONEY

                        WESTLAND OIL COMPANY                         AMOUNT
 1.  Commercial National Bank in Shreveport--Revolver            $ 7,500,000.00

 2.  Rabobank--Revolver                                            7,500,000.00

 3.  Commercial National Bank--Beckham Blow Molder No.               229,286.03
     4200

 4.  Hibernia National Bank--Rectangular Packaging Line              226,800.64

 5.  Concord Commercial Corporation--Plant Equipment               1,814,468.20

 6.  Commercial National Bank--Term Note                          10,720,000.00
                                                                 --------------
                                                                 $27,990,554.87
                                                                 --------------

 7.  Guaranty of obligations of Specialty Oil Companies under
     Revolving Credit, Security and Guaranty Agreement dated
     June 25, 1993, as amended

 8. Commercial Guaranty dated March 19, 1990 of obligations of Moon Realty to Hibernia National Bank

                        SPECIALTY OIL COMPANIES                      AMOUNT

 9.  Commercial National Bank in Shreveport--Revolver            $ 8,500,000.00

10.  Rabobank--Revolver                                            8,500,000.00

11.  Commercial National Bank--1992 International Tanker,              3,562.50
     Note No. 305400

12.  Commercial National Bank--1992 International Tanker,              3,562.50
     Note No. 305500

13.  Commercial National Bank--1992 International Tanker,              3,562.50
     Note No. 305600

1.   Commercial National Bank--three 1993 International Used          49,061.00
     Oil Tankers, Note No. 1500

15.  Quaker State Corporation--Loaned Equipment                       25,192.38

16.  Crystal Clean--Original Investment                              500,000.00

17.  Split Dollar Insurance                                          107,219.49
                                                                 --------------
                                                                 $17,692,160.37
                                                                 ==============

18. Commercial Guaranty dated March 19, 1990 of obligations of Moon Realty to Hibernia National Bank

19.  Guaranties of obligations of Westland Oil Company to
     Concord Commercial Corporation and Hibernia National
     Bank on equipment notes (items 4 and 5 under description of Westland debt above)

                                 SCHEDULE II
                   (to Second Amendment to Note Agreements)